Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the following registration statements:
1)Registration Statement (Form S-8 No. 333-238048), pertaining to the Newmont Corporation 2020 Stock Incentive Plan;
2)Registration Statement (Form S-3 No. 333-227483), pertaining to the Newmont Mining Corporation 2018 Automatic Shelf Registration Statement;
3)Registration Statements (Form S-8 Nos. 333-64795, 333-04161, 333-118693 and 333-38178), pertaining to the Newmont Mining Corporation 1996 Employees Stock Plan;
4)Registration Statement (Form S-8 No. 333-75993), pertaining to the Newmont Mining Corporation 1999 Employees Stock Plan;
5)Registration Statements (Form S-8 Nos. 333-124653 and 333-171298), pertaining to the Newmont Mining Corporation 2005 Stock Incentive Plan;
6)Registration Statements (Form S-8 Nos. 333-188128 and 333-214662), pertaining to the Newmont Mining Corporation 2013 Stock Incentive Plan;
7)Registration Statement (Form S-8 No. 333-140819), pertaining to the Newmont Mining Corporation Savings Equalization Plan of Newmont;
8)Registration Statement (Form S-8 No. 333-232143), pertaining to the Goldcorp Inc. Amended and Restated 2005 Stock Option Plan; and
9)Registration Statement (Form S-4 No. 333-232446), of Newmont Goldcorp Corporation
of our report dated February 18, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Nevada Gold Mines LLC, which appears in this Annual Report (Form 10-K) of Newmont Corporation for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
February 18, 2021
PricewaterhouseCoopers LLP
PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2
T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.